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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

             (Date of report)                       MAY 4, 2006
             (Date of earliest event reported)      APRIL 28, 2006

                         NORTHERN BORDER PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


          DELAWARE                      1-12202                   93-1120873
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


                       13710 FNB PARKWAY, OMAHA, NEBRASKA
                    (Address of principal executive offices)

                                   68154-5200
                                   (Zip code)

                                 (402) 492-7300
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.


           Guardian Financial Obligations

           On April 28, 2006, Northern Border Partners, L.P. acquired the remaining interests in Guardian bringing our ownership interest to 100%.

           In November 2001, Guardian entered into a master shelf agreement with certain financial institutions that authorized the issuance of senior notes in an aggregate principal amount not to exceed $170 million. Between November 2001 and November 2002, Guardian issued ten senior notes with principal payments due annually beginning June 30, 2003 through 2022. Interest rates on the notes range from 7.61 percent to
           8.27 percent with an average rate of 7.85 percent. As of May 4, 2006, approximately $154.5 million of these senior notes remain outstanding. Guardian cannot issue additional notes under this master shelf agreement.

           In November 2001, Guardian secured a $10 million credit line that authorized the issuance of senior floating rate revolving notes. These notes have a floating rate based on either a United States dollar prime commercial lending rate or certain United States deposit rates in the London interbank market plus a spread. At Guardian's option, these rates may be reset at one-month, three-month, or six-month periods. As of May 4, 2006, Guardian had one note outstanding under the credit line in the amount of $1.5 million, with an interest rate of 5.94 percent and due November 8, 2007.

           Guardian's master shelf and revolving note agreements contain certain financial, operational and legal covenants. Among other things, Guardian is required to maintain a minimum interest coverage ratio and a maximum debt ratio. The agreements require the maintenance of a ratio of (1) EBITDA (net income plus interest expense, income taxes and depreciation and amortization) to interest expense of not less than 1.5 to 1 and (2) total indebtedness to EBITDA of not greater than 6.75 to 1. Upon any breach of these covenants, amounts outstanding under the note agreements may become due and payable immediately by Guardian. The debt outstanding under these agreements is non-recourse to Northern Border Partners. At May 4, 2006, Guardian was in compliance with its financial covenants.


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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

           The total amount of securities of the Partnership authorized under any instrument with respect to long-term debt not filed as an exhibit does not exceed 10% of the total assets of the Partnership and its subsidiaries on a consolidated basis. The Partnership agrees, upon request of the Securities and Exchange Commission, to furnish copies of any or all of such instruments to the Securities and Exchange Commission.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                Northern Border Partners, L.P.

Date:  May 4, 2006                         By:  /s/ Jim Kneale
                                                --------------
                                                Jim Kneale
                                                Executive Vice President and
                                                Chief Financial Officer
                                                (Principal Financial Officer)


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